                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 333-55662 of Com21, Inc. on Form S-3 of our report with respect to GADline, Ltd. dated February 29, 2000, appearing in the Current Report on Form 8-K/A of Com21, Inc. filed on December 6, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Brightman Almagor & Co.
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu


Tel Aviv, Israel
August 22, 2001